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                                                                     EXHIBIT 1.1

                             UNDERWRITING AGREEMENT



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                                1,000,000 Shares

                          Capstead Mortgage Corporation

                                  Common Stock

                             UNDERWRITING AGREEMENT

November 26, 2001
BEAR, STEARNS & CO. INC.
245 Park Avenue
New York, New York  10167

Dear Sirs:

                  Fortress CAP LLC, a Delaware limited liability company (the "Selling Stockholder"), proposes to sell to you ("you" or the "Underwriter") an aggregate of 1,000,000 shares (the "Shares") of the common stock, par value $0.01 per share ("Common Stock"), of Capstead Mortgage Corporation, a Maryland corporation (the "Company").

                  Section 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3, including a prospectus, relating to the Shares and other shares of the Company's Common Stock. The registration statement, as amended at the time it became effective, including information incorporated by reference therein, is hereinafter referred to as the "Registration Statement"; and the prospectus, including the base prospectus included in the Registration Statement at the time it became effective, as supplemented by the prospectus supplement relating to the Shares, in the form filed with the Commission pursuant to Rule 424(b) under the Act, including information incorporated by reference therein, is hereinafter referred to as the "Prospectus."

                  Section 2. Agreements to Sell and Purchase and Lock-Up Agreements. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholder agrees to sell the Shares to the Underwriter and the Underwriter agrees to purchase from the Selling Stockholder at a price per Share (net of all underwriting discounts and fees) of $23.50 (the "Purchase Price") the Shares.

                  The Selling Stockholder hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise, except to the Underwriter pursuant to this Agreement, for a period of 90 days after the date of the Prospectus without the prior


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written consent of the Underwriter; provided, however, that the Selling
Stockholder may pledge shares of Common Stock beneficially owned by the Selling Stockholder in connection with any loan agreement or similar financing consistent with the margin requirements of Regulation T and Regulation U under the Securities Exchange Act of 1934, as amended entered into between the Selling Stockholder or an affiliate and a financial institution ("Loan Transaction")). The Selling Stockholder further agrees that, for a period of 90 days after the date of the Prospectus, without the prior written consent of the Underwriter, the Company will not file a registration statement in response to a request or demand by the Selling Stockholder for, or the exercise of any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The Selling Stockholder shall, prior to or concurrently with the execution of this Agreement, deliver a letter agreement to the Underwriter to the effect set forth in the preceding 2 sentences. The Selling Stockholder hereby agrees that, for a period of 90 days after the date of the Prospectus, the Selling Stockholder will promptly inform the Underwriter of the entering into of any Loan Transaction.

                  The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by each of the "named executive officers" of the Company (as defined in paragraph (a)(3) of item 402 of Regulation S-K under the Act) to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 90 days after the date of the Prospectus, without the prior written consent of the Underwriter, (A) engage in any of the transactions described in the first sentence of the preceding paragraph or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The Company hereby agrees not to undertake either a firm or best efforts underwritten public offering (including, but not limited to, a best efforts offering with RCG Equity Finance, a division of Ramius Securities, LLC pursuant to the Form S-3 (File No. 333-68424) relating to such best efforts offering on file with the Commission) during the 90 day period beginning on the date of the Prospectus without the prior written consent of the Underwriter.

                  Section 3. Terms of Public Offering. The Selling Stockholder is advised by you that the Underwriter proposes (i) to make a public offering of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

                  Section 4. Delivery and Payment. Delivery to the Underwriter of the Shares and payment to the Selling Stockholder for the Shares shall be made at 10:00 a.m., New York City time, on November 29, 2001 (the "Closing Date") at such place as you shall designate. The Closing Date and the location of delivery of and payment for the Shares may be varied by agreement between you and the Selling Stockholder.

                  Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date. Such certificates shall be made available to you for inspection not later than 10:00 a.m., New York City time, on the business day immediately prior to the Closing Date. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date with any transfer taxes thereon duly paid by the Selling Stockholder, for the account of the


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Underwriter, against payment to the Selling Stockholder of the Purchase Price therefor by wire transfer of Federal or other funds immediately available in New York City, or to the extent the shares are to be delivered pursuant to the electronic book-entry system of the Depository Trust Company, delivery of the Shares will be made in compliance with the applicable procedures thereof.

                  Section 5. Agreements of the Company. The Company agrees with you and the Selling Stockholder:

                  (a) To advise you and the Selling Stockholder promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has been filed with the Commission and (v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) To furnish to you six signed copies and to the Selling Stockholder one signed copy of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

                  (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you and the Selling Stockholder, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; and during the period specified in
Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you and the Selling Stockholder shall not previously have been advised or to which you shall reasonably object after being so advised unless the Company shall have determined based on the advice of counsel that such amendment or supplement is required by law; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

                  (d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of


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counsel for the Underwriter a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to you and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as you or such dealer may reasonably request.

                  (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of your counsel, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of your counsel or counsel for the Selling Stockholder, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to you and to any dealer that you may specify as many copies thereof as you or such dealer may reasonably request.

                  (f) Prior to any public offering of the Shares, to cooperate with you and your counsel in connection with the registration or qualification of the Shares for offer and sale by you and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

                  (g) To mail or otherwise make generally available to its stockholders as soon as practicable an earnings statement covering the twelve-month period ending December 31, 2002 that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

                  (h) During the period of three years after the date of this Agreement, to make available to you as soon as available via the Company's web site at www.capstead.com, or if not available thereon, furnish to you as soon as possible copies of all reports or other communications furnished to the record holders of Common Stock or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

                  (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Company's and the Selling Stockholder's obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and counsel for the Selling Stockholder and the Company's accountants in connection with the


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registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing prior to or during the period specified in Section 5(d), including the mailing and delivering of copies thereof to you and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Shares to be sold hereunder by the Selling Stockholder to the Underwriter, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriter in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and disbursements of your counsel in connection with the review and clearance of the offering of the Shares by the National Association of Securities Dealers, Inc., (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to the listing of the Shares on the New York Stock Exchange ("NYSE") and other national securities exchanges and foreign stock exchanges, as applicable (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar and/or depositary, and (ix) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholder hereunder for which provision is not otherwise made in this Section. Notwithstanding any of the foregoing, the Selling Stockholder will pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by, this Agreement, including the payment of all underwriting discounts and transfer or other taxes payable upon sale of the Shares to the Underwriter and including the fees and disbursements of its respective counsel. The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholder may otherwise have for allocation of such expenses among themselves.

                  (j) To maintain the listing of the Shares on the NYSE for a period of three years after the date of this Agreement.

                  (k) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares which are within the Company's control.

                  Section 6. Representations and Warranties of the Company. The Company represents and warrants to you and the Selling Stockholder, and agrees with you and the Selling Stockholder, that:

                  (a) The Registration Statement has become effective; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.


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                  (b) (i) The Registration Statement, when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to you furnished to the Company in writing by you expressly for use therein or described in Section 7(e) hereof.

                  (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (c) do not apply to statements or omissions in any preliminary prospectus based upon information relating to you furnished to the Company in writing by you for use therein or described in
Section 7(e) hereof.

                  (d) Each of the Company and its "significant subsidiaries" as defined in Rule 1-02 of Regulation S-X under the Act (the "Material Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (e) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities or commitments of sale or liens granted or issued by the Company or any of its Material Subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its Material Subsidiaries, except as otherwise disclosed in the Registration Statement.

                  (f) All the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholder) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

                  (g) All of the outstanding shares of capital stock of each of the Company's Material Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more


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subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

                  (h) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained or incorporated by reference in the Prospectus.

                  (i) Neither the Company nor any of its Material Subsidiaries is (i) in violation of its respective charter or bylaws or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries or their respective property is bound, except with respect to item (ii) for such defaults that would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (j) The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency, (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter, bylaws of the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries or their respective property is bound or, (iii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries or their respective property is bound, (iv) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property; except with respect to items (i), (iii), (iv) and (v) for such consents, approvals, authorizations, orders or qualifications which if not made or obtained, or conflicts, violations or defaults which if existing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or prevent or materially restrict or otherwise adversely affect in any material respect the performance by the Company of its obligations hereunder, or (v) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization.

                  (k) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its Material Subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

                  (l) Neither the Company nor any of its Material Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and


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safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

                  (m) Each of the Company and its Material Subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Each such Authorization is valid and in full force and effect and each of the Company and its Material Subsidiaries is in substantial compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and, to the knowledge of the Company, no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other material impairment of the rights of the holder of any such Authorization; and, except as disclosed in the Prospectus, such Authorizations contain no restrictions that are burdensome to the Company or any of its Material Subsidiaries; and, except as disclosed in the Prospectus, except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (n) This Agreement has been duly authorized, executed and delivered by the Company.

                  (o) Ernst & Young LLP are independent public accountants with respect to the Company and its subsidiaries as required by the Act.

                  (p) The consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical


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information and data set forth in the Registration Statement and the Prospectus
(and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared in good faith on the basis of the assumptions described in the Registration Statement and such assumptions are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (q) The Company is not and, after giving effect to the offering and sale of the Shares by the Selling Stockholder and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (r) Except for the Registration Rights Agreement dated as of December 9, 1999 by and between the Company and Fortress Investment Corp., there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

                  (s) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement),
(i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, except for trade payables and other similar liabilities incurred in the ordinary course of business.

                  (t) Each certificate signed by any officer of the Company and delivered at the Closing to the Underwriter or counsel for the Underwriter or the Selling Stockholder or counsel for the Selling Stockholder shall be deemed to be a representation and warranty by the Company to the Underwriter and the Selling Stockholder as to the matters covered thereby.

                  (u) The Company and its subsidiaries have good and marketable title to all property and assets described in the Registration Statement as being owned by them and which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries and which are material to the business of the Company and its subsidiaries, taken as a whole, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.


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                  (v) The Company and each of its Material Subsidiaries are
insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its Material Subsidiaries (i) has received notice from any insurer which indicates that the Company or such Material Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a material adverse effect on the business, prospects, financial conditions or results of operations of the Company and its subsidiaries, taken as a whole.

                  (w) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement or the Prospectus which is not so described.

                  (x) The Company and each of its Material Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (y) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

                  (z) The Company is organized in conformity with the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code") and its proposed method of operations described in the Prospectus will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code.

                  (aa) Neither the Company nor any officer, director or, to the Company's knowledge, affiliate of the Company has taken or will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of shares of Common Stock to facilitate the sale or resale of the Shares.

                  (bb) The Company has timely filed all reports, contracts or documents required to be filed with the Commission under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  Section 7. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to you, and agrees with you, that:

                  (a) The Selling Stockholder is the lawful owner of the Shares to be sold by the Selling Stockholder pursuant to this Agreement and has, and on the Closing Date will have, good and marketable title to such Shares, free of all restrictions on transfer (other than any restrictions arising pursuant to applicable securities laws), liens, encumbrances, security interests, equities and claims whatsoever.

                  (b) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

                  (c) Upon delivery of and payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, and assuming the Underwriter has no notice of adverse claim, good and marketable title to such Shares will pass to the Underwriter, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

                  (d) The execution, delivery and performance of this Agreement by or on behalf of the Selling Stockholder, the compliance by the Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the Act, or the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of the Selling Stockholder, (iii) conflict with or constitute a breach of any of the terms or provisions of, or default under, any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or any property of the Selling Stockholder is bound or (iv) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Selling Stockholder or any property of the Selling Stockholder; except for such consents, approvals, authorizations, orders or qualifications which if not made or obtained, or conflicts, violations or defaults which if existing, would not prevent or otherwise adversely affect the performance by the Selling Stockholder of its obligations hereunder.

                  (e) The information in the Prospectus under the captions "The Selling Stockholder" which specifically relates to the Selling Stockholder does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (f) At any time during the period described in Section 5(d), if there is any change in the information referred to in Section 7(h), the Selling Stockholder will immediately notify you of such change.

                  (g) Each certificate signed by or on behalf of the Selling Stockholder and delivered on the Closing Date to the Underwriter or counsel for the Underwriter shall be deemed to be a representation and warranty by the Selling Stockholder to the Underwriter as to the matters covered thereby.

                  (h) The Selling Stockholder has not taken and will not take, directly or indirectly, any action designated to cause or result in or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

                  (i) To the best knowledge of the Selling Stockholder, after due inquiry, all representations and warranties of the Company made herein are true and correct.

                  Section 8. Indemnification. (a) The Company hereby agrees to indemnify and hold harmless the Selling Stockholder and the Underwriter, and each of their respective directors, officers and each person, if any, who controls the Underwriter or the Selling Stockholder, as the case may be, within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by
(i) the breach of any representation, warranty, covenant or agreement made herein, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished in writing to the Company by the Underwriter for use therein or with respect to the information referred to in Section 7(e) hereof; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter in connection with any losses, claims, damages and liabilities and judgments if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given to the person asserting such losses, claims, damages, liabilities or judgments at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment, unless such failure to deliver such amended or supplemented Prospectus was a result of noncompliance by the Company with its delivery obligations under Section 5 hereof.

                  (b) The Selling Stockholder agrees to indemnify and hold harmless the Company and the Underwriter, and each of their respective directors and officers and each person, if any, who controls the Company or the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact referred to in Section 7(e) hereof, or caused by any omission or alleged omission to state therein a material fact regarding the Selling Stockholder required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished in writing to the Company by the Underwriter for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter in connection with any losses, claims, damages and liabilities and judgments if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given to the person asserting such losses, claims, damages, liabilities or judgments at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment, unless such failure to deliver such amended or supplemented Prospectus was a result of noncompliance by the Company with its delivery obligations under Section 5 hereof. Notwithstanding the foregoing, the total liability of the Selling Stockholder pursuant to this Section 8(b) shall be limited to an amount equal to the total proceeds received by the Selling Stockholder from the Underwriter for the Shares sold by the Selling Stockholder hereunder.

                  (c) The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the Selling Stockholder and its officers and members and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Selling Stockholder to the Underwriter but only with reference to information relating to the Underwriter furnished in writing to the Company by or on behalf of the Underwriter expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

                  (d) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 8(d), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Underwriter, its officers and directors and all persons, if any, who control the Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and all persons, if any, who control the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Selling Stockholder and all persons, if any, who control the Selling Stockholder within the meaning of either such Section, and all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriter, its officers and directors and such control persons of the Underwriter, such firm shall be designated in writing by the Underwriter. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholder and such control persons of the Selling Stockholder, such firm shall be designated in writing by the Selling Stockholder. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action effected with the indemnifying party's written consent which consent will not be unreasonably withheld. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel actually incurred by it, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than 60 days after the receipt by such indemnifying party of the aforesaid request (ii) such indemnifying party shall have received notice of the proposed settlement being entered into at least 20 days prior to such settlement being entered into and
(iii) prior to the date of such settlement such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement (or, if within 30 days of the receipt of the aforesaid request, the indemnifying party shall have made a good faith written challenge to the reasonableness of the amount of the reimbursement requested or the sufficiency of the documentation supporting the reimbursement requested (which challenge shall specifically set forth the amount of the requested reimbursement which the indemnifying party in good faith believes to be unreasonable or the basis for the good faith claim as to the insufficiency of any supporting documentation), this sentence shall only apply if such indemnifying party shall not have reimbursed the indemnified party for the amount which is not being so challenged). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                  (e) To the extent the indemnification provided for in this
Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the applicable indemnifying party from the offering of the Shares or (ii) if the allocation provided by clause 8(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(e)(i) above but also the relative fault of the applicable indemnifying party in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Selling Stockholder on the one hand and the Underwriter on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholder, and the total underwriting discounts and commissions received by the Underwriter, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Stockholder and the Underwriter, as the case may be, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding any other provision of this Agreement, no Selling Stockholder shall be required to contribute pursuant to this Section 8(d) any amount in excess of the amount of the total proceeds (before deducting expenses) received by the Selling Stockholder from the Underwriter for the sale of the Shares sold by the Selling Stockholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (f) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  Section 9. Conditions of Underwriter's Obligations. The obligations of the Underwriter to purchase the Shares under this Agreement are subject to the satisfaction of each of the following conditions:

                  (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                  (b) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the knowledge of the Company, contemplated by the Commission.

                  (c) You and the Selling Stockholder shall have received on the Closing Date a certificate dated the Closing Date, signed by each of the Chief Executive Officer and Chief Financial Officer of the Company, confirming the matters set forth in Sections 6(t), 9(a) and 9(b) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

                  (d) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement),
(i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(d)(i), 9(d)(ii) or 9(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (e) All the representations and warranties of the Selling Stockholder contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date and you shall have received on the Closing Date a certificate dated the Closing Date from the Selling Stockholder to such effect and to the effect that the Selling Stockholder has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Selling Stockholder on or prior to the Closing Date.

                  (f) You and the Selling Stockholder shall have received on the Closing Date an opinion (in a form reasonably satisfactory to you and counsel for the Underwriter), dated the Closing Date, of Andrews & Kurth L.L.P., counsel for the Company, or Hogan & Hartson, LLP,

Maryland counsel for the Company, with respect to the portions of the opinions rendered below involving questions of Maryland law, to the effect that:

                  (i) Each of the Company and its Material Subsidiaries which are corporations has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus;

                  (ii) Each of the Company and its Material Subsidiaries is duly qualified and is in good standing in the State of Texas, as a foreign corporation authorized to do business in the State of Texas; provided however that in rendering such opinion as to whether each of the Company and its Material Subsidiaries is duly qualified and in good standing in the State of Texas, such counsel may rely solely upon certificates of governmental officials of the State of Texas;

                  (iii) All the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholder) have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable, and none of such outstanding shares of Common Stock were issued in violation of any preemptive or other similar rights to subscribe for or purchase the same arising under the Articles of Incorporation or Bylaws of the Company or the General Corporation Law of the State of Maryland or, to their knowledge, under any agreement to which the Company or any of its Material Subsidiaries is a party or by which it is bound;

                  (iv) All of the outstanding shares of capital stock of each of the Material Subsidiaries which are corporations have been duly authorized and validly issued and are fully paid and non-assessable; to the Company's knowledge, all of the outstanding shares of capital stock of the Material Subsidiaries are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any perfected security interest;

                  (v) This Agreement has been duly authorized by all necessary corporate action on the part of the Company, executed and has been delivered by the Company;

                  (vi) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus;

                  (vii) Based solely upon oral confirmation from the staff of the Commission, the Registration Statement has become effective under the Act; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission;

                  (viii) The statements under the captions "Description of Securities", "Plan of Distribution" and "Taxation" in the Prospectus and Item 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters or documents referred to therein, are accurate and fairly present the information set forth therein, in each case in all material respects;

                  (ix) No consent, approval, authorization or order of, or qualification with, any Applicable Governmental Authority (as hereinafter defined) is required pursuant to any Applicable Laws (as hereinafter defined) for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby, except for any such consent, approval, authorization, order or qualification which (i) has been made or obtained prior to the Closing Date or (ii) may be required under applicable state or federal securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter or
         (iii) the clearance of such offering with the NASD (as to which such counsel need not express an opinion) or (iv) if not made or obtained would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  (x) The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the terms of Articles of Incorporation or Bylaws of the Company or the Material Subsidiaries,
         (ii) result in a breach or violation of or constitute (either alone or with notice or the passage of time, or both) a default under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or its Material Subsidiaries is a party or by which the Company, the Material Subsidiaries or their properties are bound that is filed as an exhibit to the Registration Statement or (iii) result in a violation of any Applicable Laws to which the Company, the Material Subsidiaries or their properties are subject or any judgment, decree or order of any Applicable Governmental Authority that specifically names the Company, the Material Subsidiaries or is directed at their property (provided, however, that such counsel need not express an opinion with respect to compliance with any federal or state securities or antifraud law, rule or regulation except as otherwise specifically stated in the opinion of such counsel); except for any such violation, breach or default referred to in clause (i), (ii) or (iii) above which would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

                  (xi) To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened against the Company or any of the Material Subsidiaries or by which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described;

                  (xii) The Company is not and, after giving effect to the offering and sale of the Shares by the Selling Stockholder and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                  (xiii) To the knowledge of such counsel no holder of securities of the Company has any right to require the registration of such securities by the Company under the Act as a result of the filing of the Registration Statement or in connection with the offering of the Shares pursuant to the Prospectus;

                  (xiv) The Registration Statement (and any amendment thereto), as of its effective date, and the Prospectus (or any supplement or amendment thereto), as of its date (other than (a) the financial statements and schedules (including the notes thereto and the auditors' reports thereon) included therein and (b) the other financial information included therein) appear on their face to comply as to form in all material respects with the requirements of the Act.

                  (xv) For all of its taxable years beginning on September 5, 1985 and ending December 31, 2000, the Company has met the requirements for qualification as a real estate investment trust ("REIT") under the Code and will be able to qualify as a REIT for taxable years beginning on and after January 1, 2001 provided that the Company continues to be organized and operated during such time so as to satisfy the applicable REIT requirements under the Code.

                  As used herein, (i) the term "Applicable Laws" means the General Corporation Law of the State of Delaware, the contract laws of the State of New York, the laws of the State of Texas and the laws of the United States of America that, in the experience of such counsel, are normally applicable to transactions of the type contemplated by this Agreement and (ii) the term "Applicable Governmental Authority" means any governmental authority or body of the United States of America or the State of Texas or the State of New York or (solely with respect to the General Corporation Law of the State of Maryland) the State of Maryland.

                  Such opinion shall also include a statement to the effect that although such counsel did not independently verify, are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent stated in paragraphs (f)(vi) and (f)(viii) above), they advise you that no facts have come to their attention which lead them to believe that the Registration Statement (other than (i) the financial statements (including the notes thereto and the auditors' report thereon) included therein, and (ii) the other financial and statistical information included therein, as to which such counsel need express no opinion), as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than (i) the financial statements (including the notes thereto and the auditors' report thereon) included therein and (ii) the other financial and statistical information included therein), as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (g) You shall have received on the Closing Date, with respect to the Selling Stockholder, an opinion (in form reasonably satisfactory to you and your counsel), dated the

Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Selling Stockholder, to the effect that:

                  (i) Assuming that the Underwriter has no notice of any adverse claims with respect to certificate number ___ registered in the name Fortress CAP LLC and evidencing 1,000,000 shares of Common Stock of the Company then, upon delivery to the Underwriter of such certificate indorsed to the Underwriter or indorsed in blank by an effective indorsement, the Underwriter will acquire such certificate (and the shares represented thereby) free of any adverse claims under Section 8?303 of the Uniform Commercial Code as in effect on the date hereof in the State of New York (the "New York UCC").

                  (ii) The Selling Stockholder has the limited liability company power and authority to enter into this Agreement and to sell and deliver the Shares in the manner provided herein;

                  (iii) No Governmental Approval is required for the sale of the Shares by the Selling Stockholder pursuant to this Agreement, except such as have been made and obtained; and

                  (iv) The execution and delivery of this Agreement and the performance by the Selling Stockholder of its obligations hereunder will not (i) conflict with the Limited Liability Company Agreement of the Selling Stockholder, (ii) result in a breach or violation of or constitute a default under any agreement to which the Selling Stockholder is a party, it being understood that such counsel has been informed by the Selling Stockholder that there are no such agreements, or (iii) result in a violation of any Applicable Laws or any Applicable Order, except for any such breach, violation or default referred to in clauses (ii) or (iii) above which would not reasonably be expected to adversely affect the performance by the Selling Stockholder of its obligations under this Agreement.

                  For the purposes of these opinions, (a) the term "Applicable Laws" means the Delaware Limited Liability Company Act (the "DLLC") and those laws, rules and regulations of the State of New York and the federal laws of the United States of America, in each case, which, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, but without our having made any special investigation concerning any other laws, rules or regulations; provided that the term "Applicable Laws" does not include (1) any federal or state securities or blue sky laws, (2) any antifraud laws or (3) the rules and regulations of the National Association of Securities Dealers, Inc.; (b) the term "Governmental Authorities" means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America having jurisdiction over the Selling Stockholder under Applicable Laws; (c) the term "Governmental Authority" means any consent, approval, license, authorization or validation of, or filing or registration with, any Governmental Authority required to be made or obtained by the Selling Stockholder pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, or filing or registration which may have become applicable as a result of your involvement in the transactions contemplated by the Underwriting Agreement or because of your legal or regulatory status or because of any other facts specifically pertaining to you; (d) the term "Applicable Order" means those judgments, orders or decrees identified on
Schedule I hereto; (e) the term "Applicable Contract" means those agreements and instruments identified on Schedule II hereto; and (f) "notice of adverse claim" has the meaning set forth in Section 8-105 of the UCC and includes, without limitation, any adverse claim that Bear Stearns Inc. ("Bear Stearns") would discover upon any investigation which such person has a duty, imposed by stature or regulation, to investigate.

                  The respective opinions of counsel for the Company and the Selling Stockholder describe above shall be rendered to you at the request of the Company or the Selling Stockholder, as applicable, and shall so state therein.

                  (h) You and the Selling Stockholder shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Ernst & Young LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (i) The Selling Stockholder and the Company shall each have delivered to you the agreements specified in Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

                  (j) The Shares shall have been duly listed on the NYSE.

                  (k) The Company and the Selling Stockholder, as the case may be, shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Selling Stockholder, as the case may be, on or prior to the Closing Date.

                  Section 10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

                  This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Company and the Selling Stockholders if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange (NYSE) or limitation on prices for securities or other instruments on the NYSE, (iii) the suspension of trading of the Common Stock on the NYSE, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects, or will materially and adversely affect, the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or

(vi) the taking of any action by any federal or state government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the financial markets in the United States.

                  Section 11. Agreements of the Selling Stockholder. The Selling Stockholder agrees with you and the Company:

                  (a) To pay or to cause to be paid all transfer taxes payable in connection with the transfer of the Shares to be sold by the Selling Stockholder to you.

                  (b) To do and perform all things to be done and performed by the Selling Stockholder under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares to be sold by the Selling Stockholder pursuant to this Agreement.

                  Section 12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows:

                  (i)      if to the Company, to:

                           Capstead Mortgage Corporation
                           8401 North Central Expressway
                           Suite 800
                           Dallas, Texas  75225
                           Attention: Andrew F. Jacobs
                           Telecopy No.: (214) 874-2398

                           with a required copy to:

                           Andrews & Kurth L.L.P.
                           1717 Main Street
                           Suite 3700
                           Dallas, Texas  75201
                           Attention: David Barbour
                           Telecopy No.: (214) 659-4401

                  (ii)     if to you, to:

                           Bear Stearns & Co. Inc.
                           245 Park Avenue
                           New York, New York  10167
                           Attention: Ralph Rose
                           Telecopy No.: (212) 272-6799
                           with a required copy to:

                           Cadwalader, Wickersham & Taft
                           100 Maiden Lane
                           New York, New York, 10038
                           Attention: Dennis J. Block, Esq.
                           Telecopy No.: (212) 504-6666

                  (iii)    if to the Selling Stockholder, to

                           Fortress CAP LLC
                           1301 Avenue of the Americas
                           New York, NY  10019
                           Attention: Randal A. Nardone
                           Telecopy No.: (212) 798-6120

                           with a required copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           4 Times Square
                           New York, NY  10036
                           Attention: David J. Goldschmidt
                           Telecopy No.: (212) 735-2000

or in any case to such other address as the person to be notified may have requested in writing.

                  The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholder and you set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling the Underwriter, the Company, the officers or directors of the Company, any person controlling the Company, the Selling Stockholder or any person controlling the Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and
(iii) termination of this Agreement.

                  Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholder, the Underwriter, the Underwriter's directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns and the Selling Stockholder's officers and members and any controlling persons, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from the Underwriter merely because of such purchase.

                  This Agreement shall be governed and construed in accordance with the laws of the State of New York.

                  This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                           [SIGNATURE PAGE TO FOLLOW]

                  Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholder and the Underwriter.

                                   Very truly yours,


                                   CAPSTEAD MORTGAGE CORPORATION



                                   By:      /s/ Andrew F. Jacobs
                                            ------------------------------------
                                            Name:   Andrew F. Jacobs
                                            Title:  Executive Vice President
                                                    and Secretary


                                   FORTRESS CAP LLC



                                   By:      /s/ Randal A. Nardone
                                            ------------------------------------
                                            Name:   Randal A. Nardone
                                            Title:  Secretary and Chief
                                                    Operating Officer

BEAR, STEARNS & CO. INC.



By:    /s/ Thomas M. Flexner
       --------------------------------
       Name:   Thomas M. Flexner
       Title:  Senior Managing Director